EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

KALMIN CORP.

(the “Company”)

WHEREAS:

A.	JOSE MARIA GALARZA GAONA and KAREL ASTRIDE OULAI have consented to step down from all officer positions within the Company.

B.	JOSE MARIA GALARZA GAONA has consented to step down as a Member of the Board of Directors of the Company.

C.	TEDDY CHEN AN has consented to act as the new Chief Executive Officer, President, Treasurer and Secretary of the Company and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

1.	JOSE MARIA GALARZA GAONA and KAREL ASTRIDE OULAI have resigned from all officer and director positions with the Company.

2.	TEDDY CHEN AN who has consented to act as Chief Executive Officer, President, Treasurer and Secretary of the Company and a Member of the Board of Directors of the Company, is appointed as Chief Executive Officer, President, Treasurer and Secretary of the Company and to serve as the sole Member of the Board of Directors of the Company.

Effective date: May 4, 2018

/s/ Jose Maria Galarza Gaona JOSE MARIA GALARZA GAONA /s/ Karel Astride Oulai KAREL ASTRIDE OULAI /s/ Teddy Chen An TEDDY CHEN AN